UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2011

DUNKIN’ BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)

130 Royall Street

Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 737-3000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Election of Director

On October 24, 2011 the board of directors (the “Board”) of Dunkin’ Brands Group, Inc. (the “Company”) increased the size of the Board from nine to ten members and appointed Joseph Uva to fill the vacancy. Mr. Uva, age 55, is currently a director at TiVo Inc. From April 2007 to March 2011, Mr. Uva served as the Chief Executive Officer of Univision Communications, a leading Spanish-language media company in the United States.

Mr. Uva will serve as a Class III director, which class will stand for re-election at the 2014 annual meeting of stockholders. Mr. Uva was also appointed to the Board’s Audit Committee.

Mr. Uva will participate in the Company’s standard director compensation program. Pursuant to this program, each member of the Board who is not an employee of the Company receives an annual retainer of $60,000. In addition such directors receive an annual grant of restricted stock units with a fair market value equal to $85,000.

In addition, Mr. Uva and the Company entered into the Company’s standard indemnification agreement, the terms of which are described in the Company’s Registration Statement on Form S-1 (File No. 333-173898) (the “Registration Statement”) and a form of such agreement was filed as Exhibit 10.24 to the Registration Statement.

On October 24, 2011, the Company issued a press release announcing the appointment of Mr. Uva to the Board. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release, dated October 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Nigel Travis
Nigel Travis Chief Executive Officer

Date: October 24, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated October 24, 2011